EXHIBIT (j)(8)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 89 to the Registration Statement on Form N-1A of our report dated December 27, 2006 relating to the financial statements and supplementary data of the Boston Income Portfolio (the "Portfolio"), which appears in the October 31, 2006 Annual Report to Shareholders of the Portfolio, which is also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP Boston, Massachusetts April 24, 2008